SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

DIVERSIFIED CORPORATE RESOURCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Diversified Corporate Resources, Inc.
10670 N. Central Expressway, Suite 600
Dallas, Texas 75231

August 23, 2002

Dear Shareholder:

You are cordially invited to attend the 2002 Annual Meeting of Shareholders (the “Annual Meeting”) of Diversified Corporate Resources, Inc. (the “Company”), which will be held at 40 Bowery Beach Road, Route 77, Cape Elizabeth, Maine 04107, on September 19, 2002 at 9:30 a.m. Eastern Standard Time.

At the Annual Meeting, you will be asked to consider and vote upon the following: (1) the election of directors to hold office until the next annual meeting of shareholders or until their respective successors shall have been duly elected and shall have qualified, and (2) the transaction of any and all other business that may properly come before the meeting or any adjournment(s) thereof.

Whether or not you plan to attend the meeting, please date, sign, and return the enclosed proxy for your shares of stock in the enclosed prepaid envelope. Your cooperation in returning your executed proxy promptly is appreciated. If you do attend the meeting, you may vote in person, which will effectively revoke any proxy previously submitted.

Sincerely,

J. Michael Moore
Chairman of the Board and
Chief Executive Officer

DIVERSIFIED CORPORATE RESOURCES, INC.
10670 N. Central Expressway, Suite 600
Dallas, Texas 75231

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held September 19, 2002

To the Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Diversified Corporate Resources, Inc. (the “Company”) to be held at 40 Bowery Beach Road, Route 77, Cape Elizabeth, Maine 04107, on Thursday, September 19, 2002 for the following purposes:

1.	To elect five directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified.

2.	The transaction of any and all other business that may properly come before the meeting or any adjournment(s) thereof.

Holders of record of the Company’s Common Stock at the close of business on August 13, 2002 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof. The stock transfer books will not be closed. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten (10) days prior to the Annual Meeting.

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, however, you are urged to mark, sign, date and mail the enclosed form of proxy promptly so that your shares of Common Stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the annual meeting. Your proxy will be returned to you if you are present at the Annual Meeting and request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

By Order of the Board of Directors

JAMES E. FILARSKI
President

Dallas, Texas
August 23, 2002

DIVERSIFIED CORPORATE RESOURCES, INC.
10670 N. Central Expressway, Suite 600
Dallas, Texas 75231

PROXY STATEMENT
FOR 2002 ANNUAL MEETING OF SHAREHOLDERS
September 19, 2002

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed form of proxy is solicited by the Board of Directors of Diversified Corporate Resources, Inc. (the “Company”) to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”) and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted for the election of directors and in favor of the other proposals set forth in the Notice.

The executive offices of the Company are located at, and the mailing address of the Company is, 10670 N Central Expressway, Suite 600, Dallas, Texas 75231.

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

This proxy statement (the “Proxy Statement”) and an accompanying form of proxy are being mailed on or about August 23, 2002. The Company’s Annual Report is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by giving written notice of revocation to the Secretary of the Company at the Company’s principal executive offices or by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person. However, no such revocation shall be effective until the Company, at or before the Annual Meeting, has received such notice. Such revocation will not affect a vote on any matters taken prior to receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

In addition to the solicitation of proxies by use of the mail, directors, officers, and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. Such directors, officers, and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of the Company’s common stock, par value $.10 per share (the “Common Stock”), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares of Common Stock, and other costs of solicitation, are to be borne by the Company.

VOTING SECURITIES OUTSTANDING; QUORUM

The record date for the determination of shareholders entitled to notice of and vote at the Annual Meeting was the close of business on August 13, 2002 (the “Record Date”). At the close of business on the Record Date, there were 2,811,865 shares of Common Stock issued and outstanding, each of which is entitled to one vote on all matters properly brought before the Annual Meeting. Shareholders have no cumulative voting rights.

The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are treated as present at the Annual Meeting and are, therefore, counted to determine a quorum. Shares held by the Company in its treasury or by any majority-owned subsidiary or the Company do not count toward a quorum. If a quorum is not present, the shareholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the meeting from time to time, without notice or other announcement, until a quorum is present or represented. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them for such an adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Assuming the presence of a quorum, the affirmative vote of the holders of (a) a plurality of the shares of Common Stock represented and voting at the Annual Meeting is required for the election of directors, and (b) a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve any and all other business that may properly come before the meeting or any adjournment(s) thereof.

Abstentions may be specified on all proposals except the election of directors. Abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the outcome of the election of directors. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Bylaws provide that the number of directors which shall constitute the whole board shall be fixed from time to time by resolution of the Board of Directors but shall not be less than one. While only five (5) individuals are being nominated at the Annual Meeting, management of the Company hopes to increase in the future the number of individuals serving as directors of the Company. At this time, there are no agreements or understandings to appoint anyone as a director subsequent to the Annual Meeting. The Company would like to increase the number of its directors who are independent, but has not yet determined the number of additional directors to be added in the near term, and has not yet identified any additional persons to serve as directors of the Company.

The Board of Directors has nominated the five individuals named below to be elected to the Board of Directors at the Annual Meeting to hold office until the next annual meeting of shareholders, or until their successors have been duly elected and qualified. All of the nominees are currently directors of the Company. Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to vote the shares represented by such proxy for the election of the following named nominees to the Board of Directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors shall have been duly elected and qualified. Information regarding each nominee is set forth in the text below.

If you do not wish your shares to be voted for any particular nominee, you may so indicate on the proxy card. If any of these nominees for director becomes unavailable, the persons named in the accompanying proxy may vote for any alternate designated by the present Board of Directors or the number of directors may be reduced.

Nominees for election at this meeting:

J. MICHAEL MOORE, 55, has served as the Chairman of the Board of Directors of the Company since May 1991. Mr. Moore has served as Chief Executive Officer of the Company since May 1993. He has been President and Chief Executive Officer of United States Funding Group, Inc., a Texas corporation, since 1986. Mr. Moore is the principal shareholder of DCRI L.P. No. 2, Inc., a Texas corporation. Mr. Moore is also a minority shareholder in Pursuant Technologies, Inc., a corporation formerly known as More-O, Inc. See “Security Ownership of Certain Beneficial Owners and Management.”

JAMES E. FILARSKI, 48, has served as a director of the Company since August 2001. In addition, Mr. Filarski has served as the Company’s President since July 2001. From 1992 through 2001, Mr. Filarski was the founder and principal of FRS/SUMMIT Resources, a consulting, mergers and acquisition and business services firm focused in the staffing and employment services industry. From 1988 to 1992, Mr. Filarski was the Senior Vice President, Finance of The SEC Companies of the USA, Inc. a nationwide employment services firm. From 1976 to 1988, Mr. Filarski was employed with KPMG (an international accounting firm), and is a Certified Public Accountant.

MARK E. CLINE, 50, was appointed as a director of the Company on July 9, 2002 to fill the remaining term of Deborah A. Farrington. Since 1985 Mr. Cline has been President of Memphis, Inc. (an entity engaged in owning and operating food and beverage establishments). Since April, 1999, he has also been President of Nimrod, Inc. (a real estate development concern).

SAMUEL E. HUNTER, 67, has served as a director of the Company since February 1997. Since July 2000, Mr. Hunter has managed the sales trading desk for the Interstate Group in New York. From October 1997 to June 2000 Mr. Hunter served as Senior Vice President of Sales for OptiMark Technologies, Inc., an electronic trading network. From 1993 to 1997, he served as managing director for equities trading for Ormes Capital Markets, Inc. in New York City. Mr. Hunter is also a minority shareholder and director in Pursuant Technologies, Inc. Mr. Hunter is also engaged in various other business activities. See “Security Ownership of Certain Beneficial Owners and Management.”

W. BROWN GLENN, JR., 48, was appointed as a director on August 15, 2002. During the past five years, Mr. Glenn has been an investor in various businesses involved in telecommunications transport and finance activities, and aviation services. In addition, (a) from August, 1997 until August, 1999, Mr. Glenn was the Chief Financial Officer of ErgoBilt, Inc. (a diversified manufacturing concern), and (b) from March 2000, until June 2002, Mr. Glenn was the Managing Director of Allegiance Capital Partners (an investment and merchant banking firm).

None of the nominees is related to any other nominee or to any executive officer or director of the Company by blood, marriage or adoption (except relationships, if any, more remote than first cousin).

During all of 2001, and prior to her resignation on June 27, 2002, Ms. Deborah A. Farrington was a member of the Board of Directors of the Company, and of both the Audit Committee and the Compensation Committee of the Board. A. Clinton Allen was a member of the Board, and of both the Audit Committee and the Compensation Committee of the Board for all of 2001 except for the two months following his resignation on or about November 1, 2001.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

BOARD ORGANIZATION

Board Committees

The Board of Directors held fifteen (15) meetings during the year ended December 31, 2001. With the exception of Ms. Farrington, who was unable to attend two (2) meetings of the Board of Directors during 2001, all directors of the Company during that time attended 100% of the meetings of the Board of Directors.

The Board of Directors has established an Audit Committee and a Compensation Committee. The Board of Directors does not have a standing Nominating Committee.

AUDIT COMMITTEE.    The Audit Committee now consists of Mr. Glenn (Chairman), Mr. Hunter, and Mr. Cline. Each of these individuals are independent as defined in the rules of the American Stock Exchange and in the charter for the Audit Committee, which was adopted and approved by the Board of Directors of the Company on June 12, 2000. From March 12, 2002 until August 15, 2002, Mr. Filarski was a member of the Audit Committee. During all of 2001, and until August 15, 2002, Mr. Hunter served as Chairman of the Audit Committee. Mr. Glenn was elected as Chairman of the Audit Committee on the same date that he was appointed to the Board of Directors of the Company.

The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The function of the Audit Committee is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees, review the adequacy of the Company’s internal accounting controls and review the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders. During 2001, the Audit Committee held six (6) meetings. See “Report of Audit Committee of the Board of Directors”.

COMPENSATION COMMITTEE.    The Compensation Committee consists of Mr. Hunter (Chairman), Mr. Cline and Mr. Glenn. From November 1, 2001, the date of the resignation of A. Clinton Allen as a director, until August 15, 2002, the date Mr. Hunter was elected as Chairman of the Compensation Committee, no one served as Chairman of the Compensation Committee. The Compensation Committee determines the compensation of the Company’s executive officers and administers the Company’s stock option plans. During 2001, the Compensation Committee held three (3) meetings.

OTHER COMMITTEES.    The Board of Directors may establish other committees as deemed necessary or appropriate from time to time, including, but not limited to, an Executive Committee of the Board of Directors.

AUDIT COMMITTEE REPORT

Auditor Independence.    In the performance of its oversight function, the Audit Committee has reviewed and discussed the quarterly and audited financial statements with the Company’s management. In addition, the Audit Committee has discussed with Weaver Tidwell, LLP (“Weaver Tidwell”), the independent auditors of the Company, with and without management present, the results of the audit of such financial statements. These discussions included Weaver Tidwell’s evaluations of the Company’s internal controls, accounting policies, accounting estimates, any proposed adjustments arising from their audit of the financial statements, and other matters required to be discussed with the independent auditors by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.

The Audit Committee has received and discussed with Weaver Tidwell the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, regarding the independence of Weaver Tidwell from the Company and has considered whether the provision of non-audit services by the independent accountants to the Company is compatible with maintaining the accountant’s independence.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s accountants are in fact “independent”.

Audit Committee Recommendation.    Based upon the review and discussions referred to above in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Samuel E. Hunter
Mark E. Cline
W. Brown Glenn, Jr.

DIRECTORS COMPENSATION

The 2001 compensation for all outside directors was $10,000 per quarter, with no meeting fees. In addition, members of committees received $500 for each committee meeting attended. While serving as Chairman of the Audit Committee in 2001 and for much of 2002, Mr. Hunter received $1,000 for each Audit Committee meeting attended. The amount of compensation to be paid to the new Chairman of the Audit Committee has not yet been resolved. As part of the Company’s cost reduction program, effective as of January 1, 2002, the compensation which has been paid to the directors and committee members was reduced by twenty percent (20%).

Members of the Board of Directors who are employees of the Company do not receive additional compensation for serving as a director of the Company or for attending meetings of the Board of Directors.

In 2001, the Company paid $4,000 per month to Deborah A. Farrington, a former director of the Company, in accordance with the terms of a May 1998 consulting agreement, pursuant to which Ms. Farrington agreed to provide consulting services to the Company in connection with an acquisition program of the Company. As part of the Company’s cost reduction program, effective as of August 1, 2001, such amount was reduced to $2,000 per month and then effective as of January 1, 2002, all such monthly payments were suspended indefinitely.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Membership

The Compensation Committee currently consists of three individuals: Samuel E. Hunter, Mark E. Cline and W. Brown Glenn, Jr. A. Clinton Allen and Ms. Deborah A. Farrington were members of the Compensation Committee until their resignations in November, 2001, and June, 2002, respectively.

Responsibilities

The Compensation Committee is responsible for establishing the level of compensation of the executive officers of the Company and administering the 1996 Nonqualified Stock Option Plan (the “1996 Plan”) and the 1998 Nonqualified Stock Option Plan (the “1998 Plan”). The compensation review and evaluation is conducted by reviewing the overall performance of each individual and comparing the overall performance of the Company with others in its industry, as well as considering general economic and competitive conditions. The financial performance of the Company on a yearly basis and as compared with the Company’s Peer Group (see “Comparative Total Returns,” below) and the industry as a whole, the Company’s stock price and market share, and the individual performance of each of the executive officers, are among the factors reviewed. No particular weight is assigned to one factor over another.

General Compensation Policy

The Company’s fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. It is our objective to make a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (a) base salary, which reflects individual performance and is designed primarily to be competitive with salary levels of similarly sized companies, (b) annual variable performance awards payable in cash and tied to the Company’s achievement of performance goals, and (c) long-term stock based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s shareholders. Generally, as an officer’s level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

Employment Agreements and Compensation

The Company is a party to employment agreements with Messrs. Moore and Filarski, and was a party to an employment agreement with Mr. Schmeck until his resignation as of June 30, 2002. Each of the existing agreements provides for an annual base salary and certain other benefits. The Compensation Committee has in the past, and may continue in the future, to approve salaries above the agreed-upon base salaries based upon the factors listed above. See “Employment Contracts and Change in Control Arrangements,” below, for specific information as to the terms of each of these employment agreements. Bonuses for the Company’s executive officers are determined by the Compensation Committee pursuant to an incentive plan below discussed. See “—Executive Bonus Plan,” below.

During 2001, the Chief Executive Officer of the Company and the former Chief Financial Officer of the Company received the same salaries as in 2000. In comparison to the salary levels of the chief executive officers and chief financial officers of companies within the Company’s Peer Group, the salaries of Messrs. Moore, Filarski and Schmeck are below average. Effective January 1, 2002, the Company reduced by ten percent (10%) the salaries paid to each of its officers as part of the Company’s cost reduction program.

Executive Bonus Plan

As a result of the Company’s performance, no executive bonuses were paid in 2001. Executive bonuses of $83,668 and $42,123 were paid to Messrs. Moore and Schmeck for 2000. In December 1999, the Compensation Committee established an Executive Bonus Plan (the “Bonus Plan”) which was applicable to the 2000 bonuses paid in 2001. At this time, any future bonus payments to its officers will be determined by the Company’s Compensation Committee as the Company no longer has in effect a specific bonus plan for its executives. With respect to the 2000 bonuses paid in 2001, the Bonus Plan included the concept of a bonus pool that was established based upon the Company’s net income (after tax income exclusive of non-operating and non-recurring gains and losses and exclusive of write-off of capitalized expenses). The amount of such bonus pool was four and one-half percent (4.5%) of the Company’s net income in 2000 for Messrs. Moore (3%), and Schmeck (1.5%) based upon the Company’s net income increasing (in relationship to the Company’s net income in the preceding year) at a rate of less than 20%. See “Executive Compensation—Summary Compensation Table,” above.

Equity Compensation

The executive officers are also granted stock options from time to time under the Company’s 1996 Plan and the 1998 Plan. The timing of such grants and the size of the overall option pools and their allocations are determined by the Compensation Committee based upon market conditions and corporate and individual performance. Emphasis is placed on the long-term performance of the Company and is subjective with no particular emphasis being placed on any one factor. See “Certain Relationships and Related Transactions” for more information related to these matters.

In December 2001, Messrs. Moore, Filarski and Schmeck were granted stock options to purchase 125,000, 100,000 and 75,000 shares of the Company’s common stock, at $0.86 per share, respectively. In addition, as part of his condition of employment, in July 2001, Mr. Filarski was granted options to purchase 100,000 shares of common stock at $1.60 per share. Based upon the Company’s performance in 2000, Mr. Moore and Mr. Schmeck were granted options to purchase 100,000 and 60,000, respectively, shares of the Company’s common stock at $3.40 per share.

Dillard’s Termination Matters

Effective as of March 15, 2001, M. Ted Dillard resigned as an officer and director of the Company and each of its subsidiaries. During all of 2000, and until March 15, 2001, Mr. Dillard had been a director of the Company, President and Secretary of the Company, and an officer and director of the various subsidiaries of the Company. During 2000, Mr. Dillard was paid $207,793 of base compensation and he was also paid $68,903 as bonus for the year 2000. As part of Mr. Dillard’s severance arrangement with the Company, he was paid $210,000 in 24 equal semi-monthly installments beginning March 16, 2001, and a pro rata share of any bonus that would have been payable to him based upon having been with the Company for 74 days in 2001. In addition, (a) the time for vesting with respect to 5,556 shares of the Company’s common stock for which Mr. Dillard has stock options was accelerated from March 31, 2001 to March 15, 2001, (b) the time for exercising all of the stock options which Mr. Dillard has been granted by the Company (options on 87,667 shares at an option price of $5.125 per share) were extended until December 31, 2002, and (c) various other benefits are to be provided to Mr. Dillard pursuant to the terms of his severance agreement with the Company; a copy of such agreement was filed as Exhibit 10.1 to the Company’s Form 8-K for March 15, 2001, and such document is hereby incorporated by reference.

Schmeck’s Termination Matters

Effective as of June 30, 2002, Mr. Schmeck resigned as an officer of the company and each of its subsidiaries. In connection with his resignation, the time for exercising all of the stock options which Mr. Schmeck had been granted was extended until March 31, 2003.

Compliance with Section 162(m); Tax Consequences

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) (“Section 162(m)”) to the Internal Revenue Code. With certain exceptions, Section 162(m) prevents publicly held corporations, including the Company, from taking a tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer and the other persons named in the Summary Compensation Table in this Proxy Statement (“Covered Persons”). For purposes of Section 162(m), this limitation will apply to the tax year in which the Company would otherwise take the deduction. For nonqualified stock options the deduction is normally taken in the year the option is exercised. However, Section 162(m) will not apply to limit the deductibility of performance-based compensation exceeding $1 million if (i) paid solely upon attainment of one or more performance goals, (ii) paid pursuant to a performance-based compensation plan adopted by the Compensation Committee, and (iii) the terms of the plan are approved by the shareholders before payment of the compensation.

The Compensation Committee has previously reviewed the Company’s compensation plans with regard to the deduction limitation contained in Section 162(m). The Compensation Committee believes that option grants under the 1996 Plan (the “1996 Options”) do not meet the requirements of Section 162(m) to be considered performance-based compensation. Therefore, Section 162(m) could limit the Company’s deduction in any tax year in which a Covered Employee who received 1996 Options exercises some or all of such Covered Employee’s 1996 Options and such recipient’s total compensation, including the value of the exercised options, exceeds $1 million in that taxable year.

The Compensation Committee decided not to alter the Company’s compensation plans with respect to existing 1996 Options, but does believe that options granted and repriced to Covered Employees under the 1998 Plan will meet the deductibility requirements of Section 162(m).

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of SEC Regulation S-K. No executive officer of the Company served as a member of a compensation committee of another corporation (or other board committee of such company performing similar functions or, in the absence of any such committee, the entire board of directors of such corporation), one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee.

COMPENSATION COMMITTEE
Samuel E. Hunter
Mark E. Cline
W. Brown Glenn, Jr.

EXECUTIVE OFFICERS

The table and text below set forth the name, age, current position and term of office of the Company’s executive officers.

Name	Age	Position
J. Michael Moore	55	Chairman and Chief Executive Officer
James E. Filarski	48	President

During most of 2001, and in the current year until his resignation as of June 30, 2002, Anthony G. Schmeck was the Chief Financial Officer, Secretary and Treasurer of the Company.

In March 2002, the Board of Directors created a management committee that now consists of five (5) executives of the Company. Such executives are Mr. Moore, Mr. Filarski, Mr. Joseph H. Hosmer (the President of the Company’s contract placement division), Mr. Thomas W. Rinaldi, (the President of the Company’s permanent and specialty placement division), and John Sacerdote (the acting Chief Information Executive of the Company). The purpose of this committee is to function as an executive operating committee.

EXECUTIVE COMPENSATION

The following table summarizes certain information regarding compensation paid or accrued during each of the Company’s last three fiscal years to the Company’s Chief Executive Officer and the other most highly compensated executive officers (the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Years	Annual Compensation					Long-Term Compensation Awards	All Other Compensation($)
		Salary ($)	Bonus($) (1)		Other Annual Comp. ($) (2)		Securities Underlying Options/SARs (#) (3)
J. Michael Moore Chairman and Chief Executive Officer	2001 2000 1999	$250,000 230,045 220,996	$	— 83,668 —		$27,000 31,000 38,500	225,000 — —	$	— — —

M. Ted Dillard (4) Former President and Secretary	2001 2000 1999	$214,038 207,793 170,040	$	— 68,903 —	$	— 25,000 28,087	— — 66,667	$	— — —

James E. Filarski President	2001	$114,615		$—		$—	200,000		$—

Anthony G. Schmeck (5) Former Chief Financial Officer, Secretary and Treasurer	2001 2000 1999	$143,230 130,112 29,377	$	— 67,123 —	$	— — —	135,000 — 20,000	$	— — —

(1)	Each executive’s bonus is calculated as a percentage of after-tax net income (“Profits”). In 2000, Mr. Schmeck was paid a one-time project related bonus of $25,000.

(2)
Includes perquisites and other personal benefits if value is greater than the lesser of $50,000 or 10% of reported salary and bonus. Includes deferred compensation for Mr. Moore of $27,000, $31,000 and $38,500 and for Mr. Dillard of $0, $25,000 and $28,087, respectively, in 2001, 2000 and 1999.

(3)	No options were granted in 2000. All options granted in 2001 and 1999 were granted pursuant to the 1998 Plan.

(4)	Effective as of March 15, 2001, Mr. Dillard resigned from all positions as an officer and director of the Company and its subsidiaries.

(5)
Mr. Schmeck became the Chief Financial Officer and Treasurer of the Company on April 14, 2000 and Secretary on April 4, 2001. Mr. Schmeck joined the Company in September 1999 as the Principal Accounting Officer and Director of Accounting. Effective as of June 30, 2002, Mr. Schmeck resigned from all positions as an officer of the Company and its subsidiaries.

Stock Option Grants During 2001

The following table provides information with respect to the Named Executive Officers concerning the grant of options to acquire Common Stock in 2001.

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Number of Securities Underlying Options/SARs Granted (#) (1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%	10%
J. Michael Moore	225,000	33.5%	(2)	(2)	$281,430	$713,199
James E. Filarski	200,000	29.8%	(2)	(2)	$154,708	$392,060
Anthony G. Schmeck	135,000	20.1%	(2)	(2)	$168,858	$427,919

(1)	All of the options granted to Named Executive Officers in 2001 were granted under the 1998 Plan.

(2)
Mr. Moore was granted 100,000 and 125,000 options in April and December 2001, respectively, at an exercise price of $3.40 and $0.86, per share, respectively. Mr. Schmeck was granted 60,000 and 75,000 options in April and December 2001, respectively, at an exercise price of $3.40 and $0.86 per share, respectively. Mr. Filarski was granted 100,000 options in both July and December, 2001, at an exercise price of $1.60 and $0.86 per share, respectively. All options granted in 2001 have a term of ten years and expire in 2011.

(3)
The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

The following table sets forth information with respect to the Chief Executive Officer and the Named Executive Officers concerning the exercise of options during 2001 and unexercised options held as of December 31, 2001:

Aggregate Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise(#)	Value Realized $	Number of Securities Underlying Unexercised Options / SARs at Fiscal Year End (#) (1)	Value of Unexercised In-The-Money Options /SARs at Fiscal Year End ($) (1) (2)
			Exercisable / Unexercisable	Exercisable / Unexercisable
J. Michael Moore	—	—	165,000 / 100,000	$ 0 / $ 0
James E. Filarski	—	—	12,500 / 187,500	$ 0 / $ 0
M. Ted Dillard	—	—	82,111 / 0	$ 0 / $ 0
Anthony G. Schmeck	—	—	35,000 /120,000	$ 0 / $ 0

(1)
The amounts under the headings entitled “Exercisable” reflect vested options as of December 31, 2001 and the amounts under the headings entitled “Unexercisable” reflect options that have not vested as of December 31, 2001.

(2)	No options outstanding are in-the-money at December 31, 2001 based on the $0.86 per share closing price of the Common Stock on December 31, 2001.

Employment Agreements and Change of Control Agreements

The Company has entered into agreements with Messrs. Moore and Filarski which provide, and with Mr. Schmeck which did provide (until his resignation as of June 30, 2002), for the following: (a) payment of a base compensation of not less than $250,000, $240,000 and $140,000, respectively, to Messrs. Moore, Filarski and Schmeck (as of January 1, 2002, the base compensation for each of these executives was reduced ten percent (10%) as a part of the Company’s cost reduction program), (b) Mr. Moore shall be the Chief Executive Officer of the Company and shall report to the Board of Directors of the Company, (c) Mr. Filarski shall be the President of the Company and report to Mr. Moore, and (d) Mr. Schmeck was the Treasurer and Chief Financial Officer of the Company (from April 4, 2001, until his resignation, Mr. Schmeck was also the Secretary of the Company) and reported to Mr. Moore, and (e) each of these individuals shall have the right to participate in all of the benefit, bonus and incentive compensation plans of the Company and its subsidiaries. The employment agreements for Messrs. Moore, Filarski and Schmeck provide that during such executive’s agreement, the Company shall fund a deferred compensation program (the “Deferred Compensation Program”) for such executive in the amounts of $3,000, $2,500 and $1,200 per month, respectively. The provisions of the employment agreements provide that such agreements shall terminate on December 31, 2003, for Mr. Moore and on July 9, 2003 for Mr. Filarski. The employment agreements provide that if the executive’s employment with the Company is terminated without cause, the Company agrees to pay such executive an amount equal to the base compensation that would have been paid to such executive for a period of twelve (12) months (the “Extension Period”) following the date of termination of employment. In addition, if the executive’s employment is terminated without cause, the executive shall be entitled to receive a pro rata share of any bonus or incentive compensation that such executive would otherwise have been entitled to receive had he remained employed for the entirety of the calendar year involved and shall have twelve (12) months following such termination within which to exercise his options.

The employment agreements also provide, among other things, that upon a Special Change in Control (as defined below), and if the executive’s employment with the Company is terminated for any reason other than Voluntary Termination (as defined in the respective employment agreements) or terminated for cause during the twenty-four (24) month period beginning on the effective date of such change in control (a) the payments to the executive under the employment agreement for the Extension Period shall be at such times and in such amounts as would have been paid to the executive during the Extension Period had the executive’s employment not been terminated, and (b) the Company’s obligation to fund the Deferred Compensation Program shall extend until the expiration of the Extension Period.

With respect to the change of control provisions related to stock options, each of the 1996 Plan and the 1998 Plan contain certain change of control provisions. In addition, if with respect to either Messrs. Moore, Filarski and Mr. Schmeck, a Special Change of Control occurs and such employment with the Company terminates for any reason other than Voluntary Resignation or Termination for Cause (as defined the respective Stock Option Agreement for both executives), such executive’s stock option will become fully vested, notwithstanding any other vesting provisions.

For this purpose, the term “Special Change of Control” means (a) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company, a majority-owned subsidiary thereof, or Mr. Moore and any affiliate of Mr. Moore, becomes the beneficial owner (as defined pursuant to Section 13(d) under the Exchange Act) of the Company’s securities having 25% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company; or (b) if, as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are beneficially owned (as defined pursuant to Section 13(d) of the Exchange Act) in the aggregate by the holders of the Company’s securities entitled to vote generally in the  election of directors of the Company immediately prior to such transaction; or (c) if, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 21, 2002, the Company entered into a series of documents with Mr. Moore and DCRI L.P. No. 2, Inc. (“No.2”), pursuant to which the Company received promissory notes payable by Mr. Moore and by No. 2 and is to be paid approximately $391,000 in connection with various advances made by the Company, prior to 2001, on behalf of Mr. Moore or various entities that he controls. Pursuant to these transactions, and those previously entered by the same parties, the amounts advanced by the Company are repayable at the rate of $50,000 per year, and are accruing interest at prime plus 0.125%. The majority of the amounts advanced by the Company related to litigation associated with a lawsuit with Ditto Properties Company (the “Ditto Litigation”). The balance outstanding at December 31, 2001 of $444,000 was collateralized by a first lien on 25,000 shares of the Common Stock held by Mr. Moore, and on additional shares of another corporation in which Mr. Moore owns stock. The aforesaid 25,000 shares of the Common Stock were initially pledged to the Company as collateral for a note purchase agreement with Compass Bank (see discussion below).

In addition, in March 2001, the Company and Mr. Moore agreed that, among other things, (a) the Company would fund up to $250,000 of legal fees and expenses which are expected to be incurred by Mr. Moore in connection with the Ditto Litigation (all of such funding is expected to be recorded as an expense of the Company and not as an advance to Mr. Moore), and (b) except as previously set forth, no additional uncollateralized advances will be made to Mr. Moore. See “Security Ownership of Certain Beneficial Owners and Management” for more information related to the Ditto Litigation and to the shares of Common Stock pledged to various third parties and to the Company.

On January 12, 1999, the Company entered into (a) a note purchase agreement (the “Agreement”) with Compass Bank (the “Bank”), and No. 2, which is principally owned by Mr. Moore, pursuant to which the Company agreed to purchase from the Bank, in the event of a default by No. 2 and Mr. Moore (as guarantor), the following: (i) two promissory notes (collectively the “Notes”) executed by No. 2 payable to the Bank in the stated amount of $500,000 and (ii) all instruments securing repayment of the Notes, including without limitation, a pledge agreement related to 168,000 shares of Common Stock which are owned by No. 2 as collateral for the Notes, and (b) a bank transaction agreement (the “Related Agreement”) with No. 2 and Mr. Moore, which obligated No. 2 and/ or Mr. Moore to (i) pledge to the Company an additional 50,000 shares (subsequently reduced to 25,000 shares) of Common Stock as collateral for the Company under the terms of both the Agreement and the Related Agreement, (ii) pay the Company for entering into the Agreement by conveying to the Company 5,000 shares of Common Stock which were owned by No. 2, and (iii) waive the right of Mr. Moore to exercise options to purchase, at $2.50 per share, 5,000 shares of Common Stock pursuant to options previously granted to Mr. Moore by the Company. The proceeds from the loans evidenced by the Notes have been partially advanced by the Bank and have been used in part to fund Mr. Moore’s purchase, at $2.50 per share (for an aggregate amount of $181,250), of 72,500 shares of Common Stock pursuant to exercising stock options previously granted to him by the Company. The aforementioned transactions were approved by both the Board of Directors and the Audit Committee of the Board of Directors of the Company.

Pursuant Technologies, Inc. (“Pursuant”), formerly named More-O Corporation, of which Mr. Moore and Samuel E. Hunter, a director of the Company, are minority shareholders, paid the Company $20,000 for the sublease of office space in 2000. In 2001, the Company paid Pursuant $92,000 for web site development and Pursuant front office software user license fees and user training.

On July 17, 1998, Mr. Dillard, the Company’s President until March 14, 2001, exercised options to purchase 84,000 shares of the Company’s Common Stock for an aggregate purchase price of $257,250. The purchase price was paid with 7,500 shares (acquired in 1997) of the Common Stock valued at $89,500 (based upon the closing price of the Common Stock on July 16, 1998), and the remainder was paid in cash. In connection with this transaction the Company loaned Mr. Dillard approximately $149,000, which was subsequently reduced to approximately $90,000 (the “Tax Loan”), to cover his income tax liability associated with the transaction. The

Tax Loan bears interest at the applicable federal rate, the interest is payable quarterly, is secured by 20,000 shares of the Common Stock and is due July 17, 2003. In addition, on October 12, 1998, the Board of Directors approved a loan to Mr. Dillard of approximately $125,000 (the “Company Loan”). The Company Loan bears interest at 8%, which interest is payable quarterly, is secured by 43,400 shares of the Common Stock and is due July 17, 2003.

With respect to Ms. Farrington, see “Board of Directors and Committees – Director Compensation,” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of August 13, 2002 by (a) each person known by the Company to own beneficially five percent or more of the outstanding Common Stock; (b) each of the Company’s directors; (c) each of the executive officers named in the Summary Compensation Table below; and (d) all directors and executive officers of the Company as a group. The address of each person listed below is 10670 N. Central Expressway, Suite 600, Dallas, Texas 75231, unless otherwise indicated.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)(2)
	Number		Percent
DCRI L.P. No. 2, Inc .	446,000	(3)	15.9%
J. Michael Moore	804,350	(3)(4)	26.3%
Samuel E. Hunter	91,875	(5)	3.2%
Mark E. Cline	21,950	(6)	*
W. Brown Glenn, Jr.	3,750	(7)	*
James E. Filarski	87,500	(8)	3.0%
FMR Corp.	247,700	(9)	8.8%
M. Ted Dillard	228,667	(10)	7.99%
All directors and executive officers as a group (5 persons)(4), (5), (6), (7), (8).	1,009,425		31.3%

*	Represents less than 1% of outstanding Common Stock.

(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below and subject to applicable community property laws.

(2)
Except for the percentages of certain parties that are based on presently exercisable options that are indicated in the following footnotes to the table, the percentages indicated are based on 2,811,865 shares of Common Stock issued and outstanding on the Record Date. In the case of parties holding options, the percentage ownership is calculated on the assumption that the shares underlying such options which are vested or will be vested in the next 60 days are outstanding. At this time, all of the stock options held by the officers or directors of the Company have an exercise price which is in excess of the market value of the Company’s Common Stock at July 31, 2002.

(3)
These shares (the “Current Shares”) were acquired by DCRI L.P. No. 2, Inc. (“No. 2”) in 1993 as the result of a series of transactions which involved Ditto Properties Co. (“DPC”); the Current Shares were part of 899,200 shares of Common Stock (the “No. 2 Shares”) which were purchased in 1991 by USFG/DHRG LP No. 1, a partnership (the “Partnership”). The partners of the Partnership then included DPC and a corporation owned and controlled by J. Michael Moore (“Moore”). In 1996, DPC filed a lawsuit (the “Ditto Litigation”) against No. 2 and others (the Company is now named as a defendant in the Lawsuit) in which DPC is claiming, among other things, that the 1993 sale of the No. 2 Shares to No. 2 should be rescinded. However, in 1997 the trial court in the Ditto Litigation granted No. 2’s motion for summary judgment dismissing DPC’s rescission claim. DPC has also filed a Schedule 13D claiming that it is the beneficial owner of the No. 2 Shares based on a successful outcome of DPC’s rescission claim. Subsequent to 1993, certain of the No. 2 Shares have been sold or otherwise hypothecated.

No. 2 holds sole voting and investment power with respect to the Current Shares, subject to the claims of DPC as to ownership of the Current Shares, and subject to the rights retained by (a) Imperial Bank in connection with a loan (the “Imperial Loan”) to No. 2, the principal balance of which is $260,000, and (b) Compass Bank in connection with two loans (collectively the “Compass Loan”) to No. 2, the principal balance of which is approximately $270,000. No. 2 and Mr. Moore have granted a security interest to

(i) Imperial Bank to secure the Imperial Loan in 275,500 shares of Common Stock, (ii) Compass Bank to secure the Compass Loan in 168,500 shares of Common Stock, and (iii) the Company, to secure the Company in connection with the Prior Advances (as below defined) and the Compass Bank transaction, in 25,000 shares of Common Stock (see “Certain Relationships and Related Transactions” for more information related the Company’s security interest in these shares, to the Compass Bank Loan, and to the Company’s agreement to purchase the Compass Loan in the event No. 2 and Mr. Moore default in their obligations to repay the Compass Loan).

When and if the Current Shares cease to be encumbered by security liens in favor of third parties, No. 2 and Mr. Moore have agreed to grant to the Company a lien in and to the Current Shares, to secure the Company in connection with the amounts owed to the Company by Mr. Moore and No. 2 (the “Prior Advances”). In addition to the liens in favor of Imperial Bank and Compass Bank, as mentioned above, No. 2 has granted a second lien security interest to an individual, to secure such individual in connection with approximately $48,500 owed to such individual, in 55,000 shares of Common Stock pledged to Imperial Bank. See “Certain Relationships and Related Transactions” for more information related to the Prior Advances.

No.2 has granted an option (the “Hunter Option”) to Samuel E. Hunter, a director of the Company, to purchase an aggregate of 20,000 shares of Common Stock at $5.00 per share which option expires on July 31, 2003. The address of No. 2 is 10670 North Central Expressway, Suite 600, Dallas, Texas 75231.

(4)
Includes the 446,000 shares of Common Stock which are beneficially owned by No. 2 (as Mr. Moore owns substantially all of the capital stock of No. 2), 82,500 shares of Common Stock owned by another affiliate of Mr. Moore, and 249,375 shares of Common Stock issuable upon the exercise of options.

(5)
Includes 69,375 shares of Common Stock issuable upon the exercise of options. This number excludes 20,000 shares of Common Stock issuable upon exercise of the Hunter Option. The address of Mr. Hunter is 501 East 87th Street, 17E, New York, New York 10128.

(6)	Includes 3,750 shares of Common Stock issuable upon the exercise of options. The address of Mr. Cline is 5104 Scarborough Lane, Dallas, Texas 75287.

(7)	Includes 3,750 shares of Common Stock issuable upon the exercise of options. The business address of Mr. Glenn is P.O. Box 25151, Dallas, Texas 75225.

(8)	Includes 87,500 shares of Common Stock issuable upon the exercise of options.

(9)	The address of FMR Corp. is 82 Devonshire St., Boston, MA 02109.

(10)
Includes 87,667 shares of Common Stock issuable upon exercise of options. Mr. Dillard owns or claims to own 10% of the capital stock of No. 2. None of the shares of Common Stock owned by No. 2 are included in the shares of Common Stock owned by Mr. Dillard. The address of Mr. Dillard is 2016 St. Andrews, Richardson, Texas 75082.

COMPARATIVE TOTAL RETURNS

Performance Graph

The following Performance Graph shows the changes over the five year period from December 31, 1996 to December 31, 2001 in the value of $1,000 invested in: (a) the Company’s Common Stock; (b) the Russell 2000 Index; and (c) the common stock of the Peer Group (as defined below) of companies, whose returns represent the arithmetic average for such companies and includes such companies in such average only during the years that any of such companies were publicly traded. The values with each investment as of the beginning of each year are based on share price appreciation and the reinvestment with dividends on the respective ex-dividend dates.

Comparison of Cumulative Total Returns From Year-end 1996 Through Year-end 2001

	1996	1997	1998	1999	2000	2001
RUSSELL 2000	1000	1120	1190	1450	1400	1440
DCRI	1000	2460	1540	890	890	270
PEER GROUP	1000	930	860	520	240	180

The Company’s Peer Group, as selected by the Company’s Compensation Committee, consists of the following companies whose businesses, taken as a whole, resemble the Company’s activities: Butler International, Inc., General Employment Enterprises, Inc., RCM Technologies, Inc., Professional Staffing, Comforce Corp., National Technical Systems, Inc., and National TechTeam, Inc. In previous years, the Company’s Peer Group included Lamalie Associates, which was party to a merger in 1999 and no longer exists.

The graph above assumes $1,000 invested on December 31, 1996 in the Common Stock of the Company, the Russell 2000 Index, and the Peer Group and was plotted using the above data.

ADDITIONAL INFORMATION

Shareholder Proposals for 2003 Annual Meeting

Shareholders may submit proposals for consideration at future shareholder meetings, including director nominations. In order for a shareholder proposal to be considered for inclusion in the Company’s proxy statement for next year’s annual meeting, presently scheduled to be held in June 2003, the written proposal must be received by the Company no later than January 12, 2003. Any such proposal also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Similarly, in order for a shareholder proposal, including a nomination for director, to be raised from the floor during next year’s annual meeting, written notice must be received by the Company no earlier than March 15, 2003 and no later than April 15, 2003 and shall contain such information as required under the Company’s Bylaws. If such proposal is timely received by the Company and is in accordance with the Company’s Bylaws, management’s discretion to vote proxies with respect to such proposal will be limited by the provisions of Rule 14a-4, which is one of the proxy rules promulgated by the SEC.

You may contact the Company’s President at Company headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals, including nominating director candidates.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities (the “10% Shareholders”) to file reports of ownership and changes of ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and 10% Shareholders of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on a review of copies of such forms received, the Company believes that, except as below set forth, all filing requirements under Section 16(a) applicable to its officers, directors and 10% Shareholders were timely met in 2001. The exceptions are as follows: (a) a Form 4 has not yet been filed by Mr. Moore in connection with any of the shares of Common Stock purchased by Mr. Moore in 2001, or sold by No. 2 in 2001 by or at the direction of Bank One Texas, in connection with shares of Common Stock pledged by Mr. Moore or No. 2 to secure the note payable by No. 2 to such bank, (b) in connection with certain purchases and sales of Common Stock in 2001 by Mr. Hunter, Mr. Hunter was delinquent in filing a Form 4 in two instances, and was deemed to be liable to the Company for short-swing profits of $3,875 in connection with such transactions (the entire amount deemed to be payable by Mr. Hunter, plus interest thereon, was paid by Mr. Hunter to the Company in December, 2001), and (c) in February, 2001, each of the officers and directors of the Company at that time were one day late in filing their Form 5 for 2000. For more information concerning the Bank One loan involving Bank One Texas and No. 2, see “Security Ownership of Certain Beneficial Owners and Management”.

Independent Auditors

The firm of Weaver Tidwell has served as auditors of the Company during 2001 and will serve in the capacity for 2002, unless the Audit Committee and the Board subsequently determine that a change is desirable. In 2001, PriceWaterhouse Coopers LLC ceased to function as the Company’s independent auditors.

Audit Fees

Weaver Tidwell billed an aggregate of $76,500 for professional services rendered by that firm for the audit of the Company’s financial statements for the year ended December 31, 2001 and the reviews of the Company’s financial statements included in the Company’s reports to stockholders.

All Other Fees

Weaver Tidwell billed an aggregate of $27,895 for all other professional services rendered in 2001. These services principally relate to the audit of the Company’s 401(k) plan and to the preparation of the Company’s federal and state tax returns.

GENERAL

The information contained in this Proxy Statement in the sections entitled “Compensation Committee Report on Executive Compensation” and “Comparative Total Returns” shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the 1933 Act, or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the 1993 Act or the Exchange Act.

By Order of the Board of Directors,

JAMES E. FILARSKI President

August 23, 2002
Dallas, Texas

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR SHARES TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

DIVERSIFIED CORPORATE RESOURCES, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, SEPTEMBER 19, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, J. Michael Moore and Samuel E. Hunter, or either of them, with full power of substitution, as Proxies to vote all stock of Diversified Corporate Resources, Inc. (the “Company”) owned by the undersigned at the Annual Meeting of Shareholders to be held in Cape Elizabeth, Maine on September 19, 2002, upon such business as may properly come before the meeting or any adjournments thereof, including the following items as set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1.
Proposal to elect as Directors of the Company the following persons to hold office until the next annual election of Directors by shareholders or until their successors have been duly elected and qualified.

☐  FOR all nominees listed below             ☐  WITHHOLD AUTHORITY

(EXCEPT AS MARKED TO THE CONTRARY BELOW) TO VOTE FOR ALL NOMINEES LISTED BELOW

J. Michael Moore    James E. Filarski    Samuel E. Hunter    Mark E. Cline    W. Brown Glenn, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, please place a line through the nominee’s name above.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

2.	In their discretion, the Proxies are authorized to vote upon such other matters and business as may properly come before the meeting.

FOR  ☐                AGAINST  ☐                ABSTAIN  ☐

Your signature(s) on this proxy form should be exactly as your name or names appear on this proxy. If the stock is held jointly, each holder should sign. If signing as attorney, executor, administrator, trustee, guardian or other fiduciary or representative capacity, please set forth your full title. If a corporation, please sign in full corporate name as president or other authorized officer. If a partnership or other entity, please sign in the partnership’s or other entity’s name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated: , 2002

(Signature)

Signature if held jointly

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR PROPOSAL 1 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER.